Exhibit 99.1

Phillips Edison & Company Reports First Quarter 2019 Results;
Increases Estimated Value Per Share to $11.10

CINCINNATI -- May 9, 2019 - Phillips Edison & Company, Inc. (“PECO” or the “Company”), an internally-managed real estate investment trust (“REIT”) and one of the nation’s largest owners and operators of grocery-anchored shopping centers, today reported its results for the first quarter ended March 31, 2019, and increased its estimated value per share to $11.10 as of March 31, 2019.

First Quarter 2019 Highlights (vs. First Quarter 2018)

•	Net loss totaled $5.8 million

•	Funds from operations (“FFO”) per diluted share increased 5.6% to $0.19; FFO represented 111.3% of total distributions made during the quarter

•	Modified funds from operations (“MFFO”) per diluted share decreased 5.6% to $0.17; MFFO represented 100.3% of total distributions made during the quarter

•	Pro forma same-center net operating income (“NOI”)* increased 2.5% to $87.3 million

•	Comparable new lease spreads were 17.2% and comparable renewal lease spreads were 12.3%

•	Net debt to total enterprise value (“TEV”) decreased to 40.8% at quarter-end, an improvement from 41.9% at March 31, 2018

•	Outstanding debt had a weighted-average interest rate of 3.5%, and 86.8% was fixed-rate debt

•	Realized $36.6 million in gross proceeds from the sale of three properties and one outparcel

* Pro forma same-center NOI includes properties acquired in PECO’s merger with Phillips Edison Grocery Center REIT II, Inc. (“REIT II”) in November 2018. Please see 'Pro Forma Same-Center Results' under Portfolio Results for additional disclosure.

Estimated Value per Share Update

•
On May 8, 2019, the Company’s board of directors increased the estimated value per share of its common stock to $11.10 as of March 31, 2019, based on the range of $10.07 to $11.48 provided by Duff & Phelps, an independent third-party valuation firm. As of March 31, 2018, the Company’s estimated value per share was $11.05.

Management Commentary
“The first quarter of 2019 demonstrated the continued strength of our grocery-anchored portfolio and the benefits of our successful merger with REIT II, illustrated by our pro forma same-center NOI growth of 2.5%,” commented Jeff Edison, Chairman and Chief Executive Officer of PECO. “We saw an increased level of leasing activity during the quarter with 270 leases executed, marking an 18% increase from last quarter, as well as combined leasing spreads of 13.5%. Together, we believe these metrics are indicators of the resilience in our portfolio’s well-located, grocery-anchored assets.
“We continue to look for opportunities to recycle capital into higher quality assets, invest in our existing properties through redevelopment, and reduce our leverage. During the quarter we identified a number of new redevelopment projects that we expect will drive incremental growth through the remainder of 2019 and 2020. We also generated $36.6 million of gross proceeds from the sale of three properties and one outparcel, which we plan to use to acquire additional properties through 1031 exchanges and to pay down debt.
“The performance of our real estate during the past twelve months coupled with our successful merger with REIT II led our board of directors to increase our estimated value per share to $11.10, which represents an 11.0% increase from our original offering price of $10.00 per share. The opportunity for additional NOI growth through continued lease up, redevelopment and the growth potential of our investment management business were driving factors in our board’s decision to increase our estimated value per share.
“As we look toward our goal of executing a full-cycle liquidity event, we are focused on strategies that we expect will provide both long-term upside and future investor demand.”

First Quarter Ended March 31, 2019 Financial Results
Net Loss
For the first quarter of 2019, net loss totaled $5.8 million, compared to a net loss of $1.8 million for the first quarter of 2018.
Contributing to the change were $13.7 million of impairment charges, increased depreciation expense as a result of the additional properties owned, and increased general and administrative expense. Partially offsetting the increased expenses were $7.1 million of gains related to the sale of three properties, $7.5 million of income from a reduction in the liability for the earn-out provision of the 2017 contribution agreement with Phillips Edison Limited Partnership (“PELP”), and earnings from owning additional properties due to the merger with REIT II in November 2018.
The Company adopted FASB Accounting Standards Codification Topic 842, “Leases” (“ASC 842”) on January 1, 2019, and will provide additional detail regarding the adoption in its Form 10-Q to be filed with the SEC. As a result, the Company recognized a $1.1 million increase in net expenses for the three months ended March 31, 2019.

FFO as Defined by the National Association of Real Estate Investment Trusts (“Nareit”)
FFO attributable to stockholders and convertible noncontrolling interests increased 51.2% to $61.0 million, or $0.19 per diluted share, from $40.4 million, or $0.18 per diluted share, during the first quarter of 2018. On a per diluted share basis, FFO increased 5.6% compared to the first quarter of 2018.
The improvements in FFO and FFO per diluted share were driven by the assets acquired from the merger with REIT II, year-over-year NOI growth, and the reduction in the PELP earn-out liability.

MFFO
For the first three months of 2019, MFFO increased 30.3% to $55.0 million, or $0.17 per diluted share, compared to $42.2 million, or $0.18 per diluted share, during the same year-ago period.
The increase in MFFO was driven by additional properties owned from the merger with REIT II. The decrease in MFFO per share was the result of a number of factors including the recycling of assets, higher expenses from the changes in lease accounting, and a decrease in leverage through net disposition activity of wholly-owned properties over the past year, as debt to TEV decreased to 40.8% from 41.9% at March 31, 2018.

Pro Forma Same-Center Results*
For the first quarter of 2019, pro forma same-center NOI increased 2.5% to $87.3 million compared to $85.1 million during the first quarter of 2018. The improvement was driven by a $0.21 increase in average minimum rent per square foot, an increase of 1.8%. Total pro forma same-center revenue and operating expenses decreased year-over-year almost entirely as a result of the change in presentation of real estate taxes directly paid by tenants and bad debt expense from the implementation of new lease accounting standards.
*For purposes of evaluating same-center NOI on a comparative basis, and in light of the merger with REIT II, the Company is presenting pro forma same-center NOI, which is same-center NOI on a pro forma basis as if the merger had occurred on January 1, 2018. As such, contributing to pro forma same-center NOI were 294 properties that were owned and operational for the entire portion of both comparable reporting periods.

Three Months Ended March 31, 2019 Portfolio Overview
Portfolio Statistics
At quarter-end, PECO’s portfolio consisted of 300 properties, totaling approximately 34.1 million square feet located in 32 states. This compares to 237 properties, totaling approximately 26.4 million square feet located in 32 states as of March 31, 2018.
Leased portfolio occupancy totaled 93.0%, which compared to 93.2% at December 31, 2018 (the first comparable period after the merger with REIT II). Anchor occupancy declined to 96.8% compared to 97.4% at year-end with non-renewals of several junior anchors and the disposition of certain properties with 100% anchor occupancy. In-line occupancy increased to 85.7% from 84.9% at year-end due to high leasing velocity during the current quarter.

Leasing Activity
During the first quarter 2019, 270 leases (new, renewal and options) were executed totaling approximately 1.0 million square feet. This compared to 192 leases executed totaling approximately 0.8 million square feet during the first quarter of 2018.
Comparable rent spreads during the quarter, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past 12 months, were 17.2% for new leases, 12.3% for renewal leases (excluding options), and 13.5% combined (new and renewal leases).

Acquisition & Disposition Activity
During the quarter, the Company did not acquire any properties and sold three properties and one outparcel, generating $36.6 million in gross proceeds.
Sale proceeds realized are expected to be used to fund acquisitions with potential growth, fund redevelopment opportunities in owned centers, and delever the balance sheet.

Investment Management Business
During the first quarter of 2019, the Company generated $3.3 million of fee income for asset management and property management services rendered to third parties. Fee income declined from 2018 due to the decrease in third-party assets under management resulting from the acquisition of REIT II. Looking forward, the Company is committed to expanding its investment management business, which has the potential to generate income and cash flow without requiring additional capital or increasing leverage.
At quarter-end, the Company had approximately $743 million of third-party assets under management. Those assets included properties owned by Phillips Edison Grocery Center REIT III, Inc. (PECO’s co-sponsored non-traded REIT), Grocery Retail Partners I and Grocery Retail Partners II (joint ventures with The Northwestern Mutual Life Insurance Company), Necessity Retail Partners (a joint venture with TPG Real Estate), and a private fund.

Balance Sheet Highlights at March 31, 2019
At quarter-end, the Company had $439.7 million of borrowing capacity available on its $500 million revolving credit facility.
Net debt to TEV was 40.8% at March 31, 2019, compared to 41.1% at December 31, 2018.
The Company's outstanding debt had a weighted-average interest rate of 3.5%, a weighted-average maturity of 4.8 years, and 86.8% of its total debt was fixed-rate debt. This compared to a weighted-average interest rate of 3.5%, a weighted-average maturity of 4.9 years, and 90.1% fixed-rate debt at December 31, 2018.

Distributions
For the quarter ended March 31, 2019, gross distributions of $54.8 million were paid to common stockholders and operating partnership (“OP unit”) holders, including $17.7 million reinvested through the distribution reinvestment plan (“DRIP”), for net cash distributions of $37.1 million.
During the quarter, FFO totaled 111.3% of total distributions, up from 105.4% in Q1 2018.
The Company made its April 2019 distribution and will make its May 2019 distribution in the amount of $0.05583344 per share to the stockholders of record at the close of business on April 15, 2019, and May 15, 2019, respectively.
Subsequent to quarter-end, the Company's board of directors authorized distributions for June 2019, July 2019, and August 2019 in the amount of $0.05583344 per share to the stockholders of record at the close of business on June 17, 2019, July 15, 2019, and August 15, 2019, respectively. OP unit holders will receive distributions at the same rate, subject to required tax withholding.

Share Repurchase Program (“SRP”)
During the first quarter of 2019, approximately 605,000 shares of common stock, totaling $6.7 million, were repurchased under the SRP.

The Company fulfilled all repurchases sought upon a stockholder’s death, qualifying disability, or determination of incompetence in accordance with the terms of the SRP. Cash available for standard repurchases on any particular date under the SRP, of which the Company may use all or any portion, is generally limited to the proceeds from the DRIP during the preceding four quarters, less amounts already used for repurchases during the same time period. As such, the Company did not process standard repurchases during the quarter.
All standard repurchase requests must be on file and in good order by the close of business on July 24, 2019, to be included for the next standard repurchase, which is expected to occur on July 31, 2019. At that time, the demand for standard redemptions is expected to exceed funding the Company makes available for repurchases and, as a result, the Company expects to make redemptions on a pro-rata basis.

Estimated Value Per Share
Effective May 8, 2019, the Company’s board of directors increased the estimated value per share of its common stock to $11.10 as of March 31, 2019.
Duff & Phelps was engaged to provide a calculation of the range in estimated value per share of the Company’s common stock as of March 31, 2019. Duff & Phelps prepared a valuation report based substantially on its estimate of the “as is” market values of the company’s portfolio, adjusted to reflect balance sheet assets and liabilities and the estimated value of in-place contracts of the third-party asset management business provided by the Company’s management as of March 31, 2019, before calculating a range of estimated per share values based on the number of outstanding shares of common stock as of quarter end. These calculations produced an estimated value per share in the range of $10.07 to $11.48.
For a full description of the assumptions and methodologies used to determine the estimated value per share, see the Form 10-Q for the quarter ended March 31, 2019, to be filed with the SEC, which will be accessible on the SEC’s website at www.sec.gov.

Stockholder Update Call
Chairman and Chief Executive Officer Jeff Edison, Chief Financial Officer Devin Murphy, and Executive Vice President Mark Addy will host a live presentation addressing the Company’s results and estimated value per share later today, May 9, 2019, at 2:00 p.m. Eastern Time. Following management’s prepared remarks, there will be a question and answer session.

Date: Thursday, May 9, 2019
Time: 2:00 p.m. Eastern Time
Webcast link: https://services.choruscall.com/links/peco190509.html
U.S. listen-only: (888) 346-2646
International listen-only: (412) 317-5249
Submit Questions: InvestorRelations@phillipsedison.com
Replay: A webcast replay will be available approximately one hour after the conclusion of the presentation at http://investors.phillipsedison.com/event-calendar.

Investors are able to submit questions in advance of the presentation by emailing them to InvestorRelations@phillipsedison.com. Additionally, questions may be submitted via the webcast interface during the live presentation.
Interested parties will be able to access the presentation online or by telephone. If dialing in, please call the conference telephone number five minutes prior to the start time and an operator will register your name and organization. Participants should ask to join the Phillips Edison & Company call.
For more information on the Company’s quarterly results, please refer to the Company’s Form 10-Q for the quarter ended March 31, 2019, which will be filed with the SEC and available on the SEC’s website at www.sec.gov.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2019 AND DECEMBER 31, 2018
(Unaudited)

(In thousands, except per share amounts)

	March 31, 2019	December 31, 2018
ASSETS
Investment in real estate:
Land and improvements	$1,592,232	$1,598,063
Building and improvements	3,234,798	3,250,420
In-place lease assets	461,805	464,721
Above-market lease assets	66,747	67,140
Total investment in real estate assets	5,355,582	5,380,344
Accumulated depreciation and amortization	(619,874)	(565,507)
Net investment in real estate assets	4,735,708	4,814,837
Investment in unconsolidated joint ventures	43,998	45,651
Total investment in real estate assets, net	4,779,706	4,860,488
Cash and cash equivalents	12,684	16,791
Restricted cash	74,074	67,513
Accounts receivable – affiliates	5,958	5,125
Corporate intangible assets, net	13,116	14,054
Goodwill	29,066	29,066
Other assets, net	136,680	153,076
Real estate investment and other assets held for sale	5,764	17,364
Total assets	$5,057,048	$5,163,477

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,415,762	$2,438,826
Below-market lease liabilities, net	127,988	131,559
Earn-out liability	32,000	39,500
Deferred income	12,096	14,025
Accounts payable and other liabilities	119,742	126,074
Liabilities of real estate investment held for sale	275	596
Total liabilities	2,707,863	2,750,580
Commitments and contingencies	—	—
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued
and outstanding at March 31, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 281,549 and 279,803
shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	2,815	2,798
Additional paid-in capital	2,693,946	2,674,871
Accumulated other comprehensive (loss) income (“AOCI”)	(61)	12,362
Accumulated deficit	(745,740)	(692,045)
Total stockholders’ equity	1,950,960	1,997,986
Noncontrolling interests	398,225	414,911
Total equity	2,349,185	2,412,897
Total liabilities and equity	$5,057,048	$5,163,477

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental income	$128,860	$93,886
Fees and management income	3,261	8,712
Other property income	648	601
Total revenues	132,769	103,199
Expenses:
Property operating	22,866	18,115
Real estate taxes	17,348	13,147
General and administrative	13,285	10,461
Depreciation and amortization	60,989	46,427
Impairment of real estate assets	13,717	—
Total expenses	128,205	88,150
Other:
Interest expense, net	(25,009)	(16,779)
Gain on disposal of property, net	7,121	—
Other income (expense), net	7,536	(107)
Net loss	(5,788)	(1,837)
Net loss attributable to noncontrolling interests	593	237
Net loss attributable to stockholders	$(5,195)	$(1,600)
Earnings per common share:
Net loss per share attributable to stockholders - basic and diluted	$(0.02)	$(0.01)

Comprehensive (loss) income:
Net loss	$(5,788)	$(1,837)
Other comprehensive (loss) income:
Change in unrealized value on interest rate swaps	(14,361)	13,488
Comprehensive (loss) income	(20,149)	11,651
Net loss attributable to noncontrolling interests	593	237
Comprehensive loss (income) attributable to noncontrolling interests	1,938	(2,603)
Comprehensive (loss) income attributable to stockholders	$(17,618)	$9,285

Non-GAAP Disclosures
Pro Forma Same-Center Net Operating Income
Same-center NOI represents the NOI for the properties that were owned and operational for the entire portion of both comparable reporting periods. For purposes of evaluating Same-center NOI on a comparative basis, we are presenting pro forma same-center NOI, which is same-center NOI on a pro forma basis as if the Merger had occurred on January 1, 2018. This perspective allows us to evaluate same-center NOI growth over a comparable period. As of March 31, 2019, we had 294 same-center properties, including 85 same-center properties acquired in the Merger. Pro forma same-center NOI is not necessarily indicative of what actual same-center NOI growth would have been if the Merger had occurred on January 1, 2018, nor does it purport to represent same-center NOI growth for future periods.
Pro forma same-center NOI highlights operating trends such as occupancy rates, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating same-center NOI, and accordingly, our pro forma same-center NOI may not be comparable to other REITs.
Pro forma same-center NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, depreciation and amortization, interest expense, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations.
Funds from Operations and Modified Funds from Operations
FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) attributable to common stockholders computed in accordance with GAAP, excluding gains (or losses) from sales of property and gains (or losses) from change in control, plus depreciation and amortization, and after adjustments for impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We calculate FFO Attributable to Stockholders and Convertible Noncontrolling Interests in a manner consistent with the NAREIT definition, with an additional adjustment made for noncontrolling interests that are not convertible into common stock.
MFFO is an additional performance financial measure used by us as FFO includes certain non-comparable items that affect our performance over time. We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods. We believe it is more reflective of our core operating performance and provides an additional measure to compare our performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss) but have no impact on cash flows.
FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO should not be considered alternatives to net income (loss) or income (loss) from continuing operations under GAAP, as an indication of our liquidity, nor as an indication of funds available to cover our cash needs, including our ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated.
Accordingly, FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. Our FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO, as presented, may not be comparable to amounts calculated by other REITs.

The table below compares pro forma same-center NOI (in thousands):

	Three Months Ended		Favorable
	March 31,		(Unfavorable)
	2019	2018(1)	$ Change	% Change
Revenues:
Rental income(2)	$92,270	$91,451	$819
Tenant recovery income	29,980	31,737	(1,757)
Other property income	620	689	(69)
Total revenues	122,870	123,877	(1,007)	(0.8)%
Operating expenses:
Property operating expenses	18,840	20,376	1,536
Real estate taxes	16,780	18,355	1,575
Total operating expenses	35,620	38,731	3,111	8.0%
Total Pro Forma Same-Center NOI	$87,250	$85,146	$2,104	2.5%

(1)
Adjusted for the same-center operating results of the Merger prior to the transaction for these periods. For additional information and details about the operating results of the Merger included herein, refer to the REIT II same-center NOI table below.

(2)
Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income. In accordance with ASC 842, reserve for revenue amounts deemed uncollectible is included in rental income for 2019 and property operating expense in 2018.

Below is a reconciliation of Net Loss to NOI for owned real estate investments and pro forma same-center NOI (in thousands):

	Three Months Ended
	March 31,
	2019	2018
Net loss	$(5,788)	$(1,837)
Adjusted to exclude:
Fees and management income	(3,261)	(8,712)
Straight-line rental income	(1,713)	(1,080)
Net amortization of above- and below-market leases	(1,133)	(1,007)
Lease buyout income	(232)	(23)
General and administrative expenses	13,285	10,461
Depreciation and amortization	60,989	46,427
Impairment of real estate assets	13,717	—
Interest expense, net	25,009	16,779
Gain on disposal of property, net	(7,121)	—
Change in fair value of earn-out liability	(7,500)	—
Other	(36)	201
Property management expense allocations to third-party assets under management	3,262	3,602
NOI for real estate investments	89,478	64,811
Less: NOI from centers excluded from same-center	(2,228)	(7,996)
NOI from same-center properties acquired in the Merger, prior to acquisition	—	28,331
Total Pro Forma Same-Center NOI	$87,250	$85,146

NOI from the REIT II properties acquired prior to the Merger was obtained from the accounting records of REIT II without adjustment. The accounting records were subject to internal review by us. The table below provides same-center NOI detail for the non-ownership period of REIT II (in thousands):

Three Months Ended
March 31,
2018
Revenues:
Rental income(1)	$30,573
Tenant recovery income	11,876
Other property income	271
Total revenues	42,720
Operating expenses:
Property operating expenses	7,452
Real estate taxes	6,937
Total operating expenses	14,389
Total Same-Center NOI	$28,331

(1)	Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.

The following table presents our calculation of FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and MFFO and provides additional information related to our operations (in thousands, except per share amounts):

	Three Months Ended
	March 31,
	2019	2018
Calculation of FFO Attributable to Stockholders and Convertible Noncontrolling Interests
Net loss	$(5,788)	$(1,837)
Adjustments:
Depreciation and amortization of real estate assets	59,342	42,299
Impairment of real estate assets	13,717	—
Gain on disposal of property, net	(7,121)	—
Adjustments related to unconsolidated joint ventures	1,055	—
FFO attributable to the Company	61,205	40,462
Adjustments attributable to noncontrolling interests not convertible into common stock	(190)	(97)
FFO attributable to stockholders and convertible noncontrolling interests	$61,015	$40,365
Calculation of MFFO
FFO attributable to stockholders and convertible noncontrolling interests	$61,015	$40,365
Adjustments:
Net amortization of above- and below-market leases	(1,133)	(1,007)
Depreciation and amortization of corporate assets	1,647	4,128
Straight-line rent	(1,713)	(1,057)
Amortization of market debt adjustment and derivatives	2,227	(272)
Change in fair value of earn-out liability	(7,500)	—
Adjustments related to unconsolidated joint ventures	344	—
Other	88	31
MFFO	$54,975	$42,188

FFO Attributable to Stockholders and Convertible Noncontrolling Interests/MFFO per share
Weighted-average common shares outstanding - diluted(1)	325,922	230,360
FFO attributable to stockholders and convertible noncontrolling interests per share - diluted(1)	$0.19	$0.18
MFFO per share - diluted (1)	$0.17	$0.18

(1)
Restricted stock awards were dilutive to FFO Attributable to Stockholders and Convertible Noncontrolling Interests and MFFO for the three months ended March 31, 2019 and 2018, and, accordingly, were included in the weighted-average common shares used to calculate diluted FFO Attributable to Stockholders and Convertible Noncontrolling Interests and MFFO per share.

Net Debt to Total Enterprise Value
The following table presents our calculation of net debt to total enterprise value as of March 31, 2019 and December 31, 2018 (dollars in thousands):

	March 31, 2019	December 31, 2018
Net debt(1):
Total debt, excluding below-market adjustments and deferred financing expenses	$2,498,024	$2,522,432
Less: Cash and cash equivalents	13,753	18,186
Total net debt	$2,484,271	$2,504,246
Enterprise value:
Total net debt	$2,484,271	$2,504,246
Total equity value(2)	3,603,085	3,583,029
Total enterprise value	$6,087,356	$6,087,275

Net debt to total enterprise value	40.8%	41.1%

(1)	Net debt includes our prorated share of the net debt obligations of our joint ventures.

(2)
Total equity value is calculated as the product of the number of diluted shares outstanding and the estimated net asset value per share at the end of the period. There were 326.1 million and 324.6 million diluted shares outstanding as of March 31, 2019 and December 31, 2018, respectively.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. PECO’s diversified portfolio of well-occupied neighborhood shopping centers features a mix of national and regional retailers selling necessity-based goods and services in fundamentally strong markets throughout the United States. Through its vertically-integrated operating platform, the company manages a portfolio of 338 properties, including 300 wholly-owned properties comprising approximately 34.1 million square feet across 32 states (as of March 31, 2019). PECO has generated strong operating results over its 27+ year history and has partnered with leading institutional commercial real estate investors including TPG Real Estate and The Northwestern Mutual Life Insurance Company. The Company remains exclusively focused on creating great grocery-anchored shopping experiences and improving the communities it serves one center at a time. For more information, please visit www.phillipsedison.com.

Forward-Looking Statements
Certain statements contained in this press release of Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” or “us”), other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “believe,” “continue,” “look,” “likely,” “priority,” “goal,” “range,” “strategies,” “plan,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission (“SEC”). Such statements include, in particular, statements about our plans, strategies, and prospects, and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) changes in interest rates and the availability of permanent mortgage financing; (v) competition from other available properties and the attractiveness of properties in our portfolio to our tenants; (vi) the financial stability of tenants, including the ability of tenants to pay rent; (vii) changes in tax, real estate, environmental, and zoning laws; (viii) the concentration of our portfolio in a limited number of industries, geographies, or investments; and (ix) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of our performance in future periods. See Part I, Item 1A. Risk Factors of our 2018 Annual Report on Form 10-K, filed with the SEC on March 13, 2019, for a discussion of some of the risks and uncertainties, although not all of the risks and uncertainties, that could cause actual results to differ materially from those presented in our forward-looking statements. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this release.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Director of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com
Source: Phillips Edison & Company, Inc.
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